Exhibit 77Q1

AMENDMENT #11
TO THE BY-LAWS
OF
FEDERATED U.S. GOVERNMENT
SECURITIES FUND:  1-3 YEARS
Effective January 1, 2006
Strike Section 1, Officers,
and Section 2, Election of
Officers from Article I -
OFFICERS AND
THEIR ELECTION, and replace
with the following:
Section 1.  Officers. The
Officers of the Trust shall
be a President, one or more
Executive Vice
Presidents, one or more
Senior Vice Presidents, one
or more Vice Presidents,
a Treasurer, and a
Secretary.  The Board of Trustees,
in its discretion, may also
elect or appoint one or more Vice
Chairmen of the Board of
Trustees (who need not be a Trustee),
and other Officers or agents,
including one or more
Assistant Vice Presidents,
one or more Assistant Secretaries,
and one or
more Assistant Treasurers.
An Executive Vice President,
Senior Vice President or Vice
President, the Secretary or
the Treasurer may appoint an
Assistant Vice President, an Assistant
Secretary or an Assistant
Treasurer, respectively, to serve
until the next election of Officers.
Two
or more offices may be held by a
single person except the offices
of President and Executive Vice
President, Senior Vice President
or Vice President may not be held
by the same person
concurrently.  It shall not be
necessary for any Trustee or any
Officer to be a holder of shares in
any Series or Class of the Trust.
Any officer, or such other person
as the Board may appoint, may
preside at meetings of the shareholders.
Section 2.  Election of Officers.  The
Officers shall be elected annually by
the Trustees.  Each
Officer shall hold office for one year
and until the election and
qualification of his successor, or
until earlier resignation or removal.

Strike Sections 2, Chairman of the
Trustees, Section 3, Vice Chairman
of the Trustees, Section 4,
President, and Section 5, Vice
President from Article II -
POWERS AND DUTIES OF
TRUSTEES AND OFFICERS, and replace
with the following:
Section 2.  Chairman of the Board.
The Board may elect from among its
members a Chairman of
the Board.  The Chairman shall at
all times be a Trustee who meets
all applicable regulatory and
other relevant requirements for
serving in such capacity.  The
Chairman shall not be an officer of
the Trust, but shall preside over
meetings of the Board and shall have
such other responsibilities
in furthering the Board functions as
may be assigned from time to time by
the Board of Trustees
or prescribed by these By-Laws.
It shall be understood that the
election of any Trustee as
Chairman shall not impose on that
person any duty, obligation, or
liability that is greater than the
duties, obligations, and liabilities
imposed on that person as a Trustee
in the absence of such
election, and no Trustee who is so
elected shall be held to a higher
standard of care by virtue
thereof.  In addition, election as
Chairman shall not affect in any way
that Trustee's rights or
entitlement to indemnification under
the By-Laws or otherwise by the Trust.
The Chairman shall
be elected by the Board annually to
hold office until his successor
shall have been duly elected
and shall have qualified, or until
his death, or until he shall have
resigned, or have been removed,
as herein provided in these By-Laws.
Each Trustee, including the Chairman,
shall have one vote.

Resignation.  The Chairman may resign
at any time by giving written
notice of resignation to the
Board.  Any such resignation shall
take effect at the time specified
in such notice, or, if the time
when it shall become effective
shall not be specified therein,
immediately upon its receipt; and,
unless otherwise specified therein,
the acceptance of such resignation
shall not be necessary to
make it effective.

Removal.  The Chairman may be
removed by majority vote of
the Board with or without cause at
any time.

Vacancy.  Any vacancy in the
office of Chairman, arising from
any cause whatsoever, may be
filled for the unexpired portion
of the term of the office which
shall be vacant by the vote of the
Board.

Absence.  If, for any reason, the
Chairman is absent from a meeting
of the Board, the Board may
select from among its members who
are present at such meeting a
Trustee to preside at such
meeting.

Section 3.  Vice Chairman of
the Trustees.  Any Vice Chairman
shall perform such duties as may
be assigned to him from time to
time by the Trustees.  The Vice
Chairman need not be a Trustee.
Section 4.  President.  The
President shall be the principal
executive officer of the Trust.
He shall
counsel and advise the Chairman.
He shall have general supervision
over the business of the
Trust and policies of the Trust.
He shall employ and define the
duties of all employees, shall
have power to discharge any such
employees, shall exercise general
supervision over the affairs
of the Trust and shall perform
such other duties as may be
assigned to him from time to time by
the Trustees, the Chairman or
the Executive Committee.  The
President shall have the power to
appoint one or more Assistant
Secretaries or other junior officers,
subject to ratification of such
appointments by the Board.
The President shall have the power
to sign, in the name of and on
behalf of the Trust, powers
of attorney, proxies, waivers
of notice of meeting, consents
and other
instruments relating to securities
or other property owned by the
Trust, and may, in the name of
and on behalf of the Trust, take
all such action as the President
may deem advisable in entering
into agreements to purchase
securities or other property
in the ordinary course of business,
and to
sign representation letters in the
course of buying securities
or other property.

Section 5.  Vice President.  The
Executive Vice President, Senior
Vice President or Vice
President, if any, in order of
their rank as fixed by the Board or
if not ranked, a Vice President
designated by the Board, in the
absence of the President shall
perform all duties and may exercise
any of the powers of the President
subject to the control of the Trustees.
Each Executive Vice
President, Senior Vice President and
Vice President shall perform such other
duties as may be
assigned to him from time to time by
the Trustees, the Chairman, the
President, or the Executive
Committee.  Each Executive Vice
President, Senior Vice President
and Vice President shall be
authorized to sign documents on
behalf of the Trust.  The Executive
Vice President, Senior Vice
President and Vice President shall
have the power to sign, in the name
of and on behalf of the
Trust and subject to Article VIII,
Section 1, powers of attorney,
proxies, waivers of notice of
meeting, consents and other
instruments relating to securities
or other property owned by the
Trust, and may, in the name of
and on behalf of the Trust, take
all such action as the Executive
Vice President, Senior Vice
President or Vice President may
deem advisable in entering into
agreements to purchase securities
or other property in the ordinary
course of business, and to sign
representation letters in the
course of buying securities or
other property.